UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code         (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were voted upon by our stockholders at our 2015 Annual Meeting of Stockholders held on July 21, 2015. The total number of shares outstanding as of the May 27, 2015 record date was 27,612,550.

1.	The following persons were elected as members of our Board of Directors to serve for a term ending upon the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified.

	Votes for	Votes withheld	Abstentions	Broker Non-Votes
Arthur W. Zafiropoulo	22,660,339	694,774	0	2,670,357
Michael Child	19,278,893	4,076,220	0	2,670,357
Joel F. Gemunder	18,705,586	4,649,527	0	2,670,357
Nicholas Konidaris	22,726,785	628,328	0	2,670,357
Dennis R. Raney	22,664,010	691,103	0	2,670,357
Henri Richard	19,108,416	4,246,697	0	2,670,357
Rick Timmins	19,223,505	4,131,608	0	2,670,357

2.	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the vote of 25,708,577 shares for; 310,549 shares against; 6,344 shares abstained; and 0 broker non-votes.

3.	A proposal to approve an advisory resolution to approve executive compensation was not approved by the vote of 3,542,454 shares for; 19,797,726 shares against; 14,933 shares abstained; and 2,670,357 broker non-votes.

The proposals above are described in detail in our definitive proxy statement filed with the SEC on June 8, 2015 for the 2015 Annual Meeting of Stockholders held on July 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 23, 2015

ULTRATECH, INC.

By:	/s/ Bruce R. Wright
Bruce R. Wright
Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

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